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                                                                      EXHIBIT 10


                            MODIFICATION  AGREEMENT

     This Agreement is made and entered into this ______ day of June, 2000, by and between UNION PLANTERS BANK, N.A. a national banking association with offices at 6200 Poplar Avenue, Memphis, Tennessee 38119 (hereinafter referred to as the "Lender"), and BANK OF THE OZARKS, INC., an Arkansas corporation (hereinafter referred to as the "Borrower"), having as an address for purposes of notice of Chenal Parkway & West Markham Street, P.O. Box 8811, Little Rock, Arkansas, 72231-8811.

                                WITNESSETH THAT:

     WHEREAS, Borrower is indebted to Lender for advances made to it (the "1998 Loan") pursuant to a Loan Agreement dated March 25, 1998 (the "1998 Loan Agreement"), and as evidenced by a Promissory Note of Borrower (the "1998 Note") in the face amount of $22,000,000.00; and

     WHEREAS, the Borrower and Lender agreed to certain modifications of the terms, conditions, covenants and agreements set forth in the 1998 Loan Agreement, all as more fully set forth in that certain Modification Agreement dated June 10, 1999 (the "1999 Modification"); and

     WHEREAS, the Borrower has requested and the Lender has agreed to certain additional modifications of the terms, conditions, covenants and agreements set forth in the 1998 Loan Agreement and the 1999 Modification, all as more fully set forth herein;


     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:


     1.   Modification of Terms.  The definition of the term "Commitment"  as
          ---------------------
set forth in Section 1.6 and used in Sections 2.1 and 7.5 of the 1998 Loan Agreement, is hereby modified as follows:

     1.6 "Commitment" shall mean the lesser of (i) Twenty-two Million Dollars ($22,000,000.00); or (ii) a percentage of Borrower's Net Worth calculated as follows:

     Closing through March 31, 1999           60% of Borrower's Net Worth
     April 1, 1999 through March 31, 2000     55% of Borrower's Net Worth
     April 1, 2000 through March 31, 2001     50% of Borrower's Net Worth
     April 1, 2001 through March 31, 2002     47.5% of Borrower's Net Worth
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     April 1, 2002 through March 31, 2003     45% of Borrower's Net Worth
     April 1, 2003 through March 31, 2004     42.5% of Borrower's Net Worth
     April 1, 2004 through March 31, 2005     40% of Borrower's Net Worth

     2.   Modification of Interest Rate.  The interest rate provided in Section
          -----------------------------
2.4 of the 1998 Loan Agreement shall be modified by the substitution of the following:

     2.4  Interest.  Interest shall accrue on the outstanding balance of all
          --------
     advances made under the Line of Credit at a per annum rate equal to one and one-quarter of one percentage point (1.25%) less than the Prime Rate. Accrued interest shall be payable quarterly commencing on the 30th day of June, 2000 and continuing on the last day of each September, December, March and June thereafter.

     3.   Extension of Term.  The Lender's commitment to fund advances under the
          -----------------
1998 Loan as set forth in Section 2.5 of the 1998 Loan Agreement, as modified by the 1999 Modification, and the maturity date of the 1998 Note are hereby modified and extended to March 31, 2005.

     4.   Modification of Borrower's Affirmative Covenants.  Borrower agrees to
          ------------------------------------------------
the following modifications:

     b. Borrower agrees to the substitution of the following for Section 7.5 of the 1998 Loan Agreement:

          7.5  Indebtedness.  Incur, create, assume or permit to exist any
               ------------
          indebtedness for borrowed money except Indebtedness evidenced by the Note, if such indebtedness would cause the aggregate indebtedness of the Borrower, including Indebtedness evidenced by the Note, to exceed:

          Closing through March 31, 1999        60% of Borrower's Net Worth
          April 1, 1999 through March 31, 2000 55% of Borrower's Net Worth April 1, 2000 through March 31, 2001 50% of Borrower's Net Worth April 1, 2001 through March 31, 2002 47.5% of Borrower's Net Worth April 1, 2002 through March 31, 2003 45% of Borrower's Net Worth April 1, 2003 through March 31, 2004 42.5% of Borrower's Net Worth April 1, 2004 through March 31, 2005 40% of Borrower's Net Worth


     c. Borrower agrees to the substitution of the following for Section 6.7.6 of the 1999 Modification Agreement:

          6.7.6 Borrower shall cause each Subsidiary Bank to maintain a loan loss reserve in an amount equal to the greater of: (i) one percent (1%) of its total loans; (ii)

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          seventy-five percent (75%) of its non-performing Assets; or (iii) in such amount as is required by the applicable bank regulatory authorities.

     5.   Agreement of Borrower.   Borrower agrees to keep and perform all the
          ---------------------
covenants, terms, and conditions contained in the 1998 Loan Agreement, the Line of Credit Note, the 1999 Modification, any security agreements, assignments and any other document executed in connection therewith and hereby acknowledges and agrees that the terms, covenants and conditions of the 1998 Loan Agreement, the Line of Credit Note, the 1999 Modification Agreement and any other agreements executed therewith shall remain in full force and effect, and shall in no manner be affected by the execution of this Agreement, except as expressly provided herein.

     6.   No Discharge.  The execution of this Agreement shall in no manner
          ------------
release or discharge any of the makers, obligors, endorsers, sureties or guarantors of the promissory notes and all rights of the Lender against any and all of same are expressly reserved.

     7.   Capitalized Terms.  All capitalized terms used herein shall have the
          -----------------
meanings ascribed thereto in the 1998 Loan Agreement. All accounting terms not specifically defined in this Agreement shall have the meanings given to them under accounting principles and practices generally accepted in the United States, applied on a basis consistent with prior periods.

     8.   Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto, their respective successors and assigns.

     9.   Governing Law.  This Agreement and the rights of the parties hereunder
          -------------
shall be governed by and construed in accordance with the laws of the State of Tennessee and the parties hereto subject themselves to the jurisdiction of the Courts of Shelby County, Tennessee for the resolution of any dispute hereunder.

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     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as of the day and year first above written.



                              UNION PLANTERS BANK, N.A.


                                  /s/ Wayne F. Massing
                              By:________________________________
                                    Wayne F. Massing
                                    Vice President


                              BANK OF THE OZARKS, INC.


                                  /s/ George G. Gleason, II
                              By:________________________________
                                    George G. Gleason, II
                                    Chairman

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